Exhibit 10.3

SPX Corporation

Relocation Agreement

I have been provided with a copy of SPX Corporation’s Relocation Policy (the “Policy”). I have read the Policy, understand my benefits and responsibilities, and agree to be bound by its terms and conditions.  I understand that pursuant to the terms of the Separation of Employment and Relocation Agreement section of the policy, I may be required to reimburse SPX Corporation for its expenditures related to my relocation, if within two (2) years of the effective date of my position with SPX Corporation, VP, Chief Marketing Officer, which is October 2, 2006, I terminate my employment voluntarily and without good reason. Each month of service with SPX will reduce my repayment obligation by 1/24 of the relocation assistance.

Dated this 2 day of October, 2006.

/s/ Sharon Jenkins
Employee Signature

/s/ Sharon Jenkins
Employee Name (please print)

Sharon Jenkins

Policy Component	Description
Administration	• All relocation benefits will be administered through SIRVA Relocation LLC (SIRVA).
• Benefits cannot begin until employee returns a signed Relocation Agreement to Human Resources.
Expense Reimbursement

•         A relocation expense form is submitted to SIRVA Relocation Counselor with original receipts.

•         Receipts required for expenses over $25.

•         Do not submit expenses on a business expense form.

•         If unsure if expense is reimbursable, contact SIRVA prior to incurring the expense.

•         A per diem of $30 per day per adult and a per diem of $15 per day per child under age 16 is provided to cover daily expenses for meals during the final trip.

•         SIRVA will distribute reimbursement funds.

•         Relocation expense forms are not needed for expenses covered by a lump sum.

Home Sale Assistance	• Participation in the Home Sale Assistance program is mandatory. • Qualifications:
• Employee’s home cannot be listed prior to initiation in SIRVA’s program.
• All program procedures must be followed.
• Employee must warrant that they own and occupied the home.
• All required home sale paperwork including a Homeowner’s Disclosure must be executed before proceeding with program.

•         SIRVA orders Broker Market Analyses (BMA) from two SIRVA approved agents.

•         Listing agent is chosen.

•         SIRVA will list home for sale at a price not more than 105% higher than the most probable sales price based on the two BMAs.

•         SIRVA assists in marketing the home.

•         If after 60 days a buyer has not been procured the appraisal/inspection process begins.

•         If after 90 days a buyer still has not been procured, SIRVA will make an offer to purchase the home subject to inspection results. This offer is available for up to 60 days.

Home Finding Assistance	• Employee must allow SIRVA to make the first contact with the real estate agent(s) in the new location. • Service includes:
• An evaluation of employee’s needs and wants. • Assistance with agent selection. • Assistance with purchase guidelines, negotiations and contracts. • Assistance obtaining a new mortgage.
Home Finding Lump Sum

•         Company will provide a lump sum payment calculated by a software program for anticipated home finding expenses.

•         Lump sum distributed upon effective date of transfer provided repayment agreement is signed and returned.

New Home Purchase Assistance

•         Employee must submit a Relocation Expense Reporting Form with appropriate documentation to SIRVA for reimbursement of new home purchase expenses. SIRVA will advance purchase closing costs off a good faith estimate.

Policy Component	Description
• Company will reimburse expenses associated with the employee’s primary (first) mortgage only.
Rented Residence	• Lease cancellation penalty fee reimbursed up to the amount of two months’ rent expense.
Temporary Housing	Choice A – Lump Sum
• Employee may choose to receive a lump sum payment (calculated by a software program) for anticipated temporary housing expenses.
Choice B – Direct Reimbursement
• Employee and family expenses reimbursed for up to 60 days at new location while awaiting permanent housing.
• Reimbursable expenses include lodging and rental car. • Meals (a supplemental stipend)
• $250 a month if cooking facilities available • $400 a month if without cooking facilities
• Trips home

•         One trip home for every two weeks of temporary housing, 4 trip maximum.

•         Spouse may make trip to new location in lieu of employee returning to former location.

•         Only transportation is reimbursable.

Movement of Household Goods

•         A Company-approved mover is selected.

•         Service includes packing, transporting, unloading, unpacking and reassembly.

•         Any item(s) lost or damaged while in carrier’s custody, will be either repaired or replaced with a similar kind or carrier will pay replacement value of such item(s).

•         Maximum liability for loss or damage shall be $7.00 per pound, times the actual weight of the shipment or $100,000, whichever is less.

•         Storage in transit up to 60 days.

•         Up to two vehicles shipped to new location if distance is greater than 500 miles.

Travel to the New Location	• Reimbursable en route expenses include lodging and transportation. • Meals covered via a per diem of $30 per adult and a per diem of $15 per child under age 16 (receipts are not necessary).
Employee Assistance Program (EAP)

•         The Company will provide the employee and his/her dependents with resources to ease the impact of the transition to the new location.

•         Assistance is provided through LifeMatters (1-800-634-6433 or www.neas.com).

Miscellaneous Allowance	• One months’ base salary (grossed-up) to cover miscellaneous expenses.
Tax Liability Assistance	• Company will pay the estimated tax liability (federal, state and FICA) which arises from the taxable portion of certain reimbursed moving expenses.